Exhibit 1.1

[•] SHARES OF COMMON STOCK

ENERGY FOCUS, INC.

UNDERWRITING AGREEMENT

[ ], 2014

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive
Newport Beach, California 92660

As Representative of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

Energy Focus, Inc., a corporation organized and existing under the laws of State of Delaware (the “Company”), confirms its agreement, subject to the terms and conditions set forth herein, with each of the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Roth Capital Partners, LLC is acting as representative (in such capacity, the “Representative”), to sell and issue to the Underwriters an aggregate of [•] shares of common stock, $0.0001 par value per share (the “Shares”), of the Company (the “Firm Securities”). The Firm Securities are more fully described in the Registration Statement and Prospectus referred to below.

The offering and sale of the Shares contemplated by this underwriting agreement (this “Agreement”) is referred to herein as the “Offering.”

1.1      Firm Securities; Over-Allotment Option.

(a)     Purchase of Firm Securities.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, and the Underwriters severally and not jointly, agree to purchase from the Company, the Firm Securities at a purchase price (net of discounts and commissions) of $[ ] per Firm Security.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Securities set forth opposite their respective names on Schedule A attached hereto and made a part hereof.

(b)     Payment and Delivery. Delivery and payment for the Firm Securities shall be made at 10:00 A.M., New York time, on the third Business Day (or the fourth Business Day if pricing occurs after 4:30 p.m.) following the date hereof (unless postponed in accordance with the provisions of Section 9) or at such other time not later than 10 Business Days after such date as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company.  As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.”  The closing of the payment of the purchase price for, and delivery of certificates representing, the Firm Securities is referred to herein as the “Closing.” Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds of the purchase price for the Firm Securities (less expense reimbursements pursuant to Section 5(b) this Agreement) to the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Securities (or through the full fast transfer facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters.  The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date.  The Company will permit the Representative to examine and package the Firm Securities for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

(c)     Additional Shares.  For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Representative, on behalf of the Underwriters, is hereby granted an option to purchase up to [•] additional shares of Common Stock (the “Additional Shares”), representing fifteen percent (15%) of the shares of Common Stock sold in the offering, from the Company (the “Over-allotment Option”). Such Additional Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Additional Securities.” The purchase price to be paid per Additional Share shall be equal to the price per Firm Security set forth in Section 1.1(a) hereof. The Firm Securities and the Additional Securities are collectively referred to herein as the “Securities.” The Firm Securities shall be issued directly by the Company and shall have the rights and privileges described in the Registration Statement and the Prospectus referred to below.

(d)     Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.1(c) hereof may be exercised by the Representative as to all or any part of the Additional Shares at any time and from time to time within 30 days after the effective date (the “Effective Date”) of the Registration Statement.  The Underwriters will not be under any obligation to purchase any Additional Securities prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be promptly confirmed in writing by overnight mail or facsimile transmission setting forth the number of Additional Securities to be purchased and the date and time for delivery of and payment for the Additional Securities, which must be at least one Business Day after the written notice is given and may not be earlier than the Closing Date nor later than three Business Days after the date of such notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative.  If such delivery and payment for the Additional Securities does not occur on the Closing Date, the date and time of the closing for such Additional Securities will be as set forth in the notice (hereinafter the “Option Closing Date”).  Upon exercise of the Over-allotment Option, subject to the terms and conditions set forth herein, the Company will become obligated to convey to the Underwriters, and the Underwriters will become obligated to purchase, the number of Additional Securities specified in such notice.

(e)     Payment and Delivery of Additional Securities.  Payment for the Additional Securities shall be made on the Option Closing Date by wire transfer in Federal (same day) funds of the price per Additional Share to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing the Additional Shares (or through the full fast transfer facilities of DTC) for the account of the Underwriters.   The certificates representing the Additional Shares to be delivered will be in such denominations and registered in such names as the Representative requests not less than two Business Days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full Business Day prior to such Closing Date or Option Closing Date.

1.2     Representative’s Warrants.

(a)     Purchase Warrants.  The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date an option (“Representative’s Warrant”) for the purchase of an aggregate of [_____] Shares, representing 4% of the Firm Securities. The Representative’s Warrant Agreement, in the form attached hereto as Exhibit A (the “Representative’s Warrant Agreement”), shall be exercisable, in whole or in part, commencing on a date which is one (1) year after the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Share of $[ ], which is equal to 120% of the initial public offering price of the Firm Securities. The Representative’s Warrant Agreement and the Shares issuable upon exercise thereof are hereinafter referred to together as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110 against transferring the Representative’s Warrant Agreement and the underlying shares of Common Stock during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant Agreement, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

(b)        Delivery. Delivery of the Representative’s Warrant Agreement shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.     Representations and Warranties of the Company.

2.1     The Company represents, warrants and covenants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date:

(a)     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-196140), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Securities, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Shares (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. All of the Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. Based on communications from the Commission, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), proposes to file the final prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The final prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act and that is designated by the Company for use by the Underwriters in connection with the Offering is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)     At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is filed with the Commission , when any supplement to or amendment of the Prospectus is filed with the Commission, and at the Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto complied or will comply in all material respects with the applicable provisions of the Securities Act or the Rules and Regulations, as applicable, and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein: (i) in the case of the Registration Statement, not misleading, and (ii) in the case of the Prospectus in the light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first used within the meaning of the Rules and Regulations , such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Actor the Rules and Regulations, as applicable, and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the names and corresponding share amounts set forth in the table of the Underwriters; (ii) the concession information under the heading “Commissions, Discounts and Expenses”; (iii) the first, second, fourth and fifth sentences of the first paragraph under the heading “Commissions, Discounts and Expenses”; and (iv) the information under the heading “Price Stabilization, Short Positions and Penalty Bids”; (the “Underwriters’ Information”).

(c)     Neither the Prospectus and the Statutory Prospectus (as defined below), all considered together with the pricing information included on Schedule C hereto (collectively, the “General Disclosure Package”), includes or included as of the Time of Sale, any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement based upon and in conformity with the Underwriters’ Information furnished to the Company by the Representative specifically for use therein.

(d)     The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the General Disclosure Package or other materials permitted by the Act to be distributed by the Company. The Company agrees that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act.

(e)     As used in this Agreement, the terms set forth below shall have the following meanings:

(i)     “Time of Sale” means [___] P.M. (Eastern Time) on the date of this Agreement.

(ii)     “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time.

(f)     Plante & Moran, PLLC (“Plante”), whose reports relating to the Company are included in the Registration Statement, are independent public accountants as required by the Securities Act, the Securities Exchange Act of 1934, as amended, and together with the rules and regulations promulgated thereunder (the “Exchange Act”) and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarb-Ox”).

(g)     Subsequent to the respective dates as of which information is presented in the Registration Statement and the General Disclosure Package, and except as disclosed in the Registration Statement and the General Disclosure Package: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the knowledge of the Company, any development which has a high probability of directly causing a material adverse change in the near future), whether or not arising from transactions in the ordinary course of business, in or affecting: the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its Subsidiaries (as defined below), taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement and the General Disclosure Package, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, other than those in the ordinary course of business, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(h)     As of the dates indicated in the Registration Statement and the General Disclosure Package, the authorized, issued and outstanding shares of capital stock of the Company were approximately as set forth in the Registration Statement and the General Disclosure Package, subject only to final calculations with respect to the treatment of fractional shares resulting from the reverse stock split effected on July 16, 2014. All of the issued and outstanding shares of capital stock of the Company, including the outstanding Shares, units and warrants of the Company, are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any Person (as defined below), upon the issuance or sale of any security, to acquire from the Company or any Subsidiary any Relevant Security. As used herein, the term “Relevant Security” means any Shares or other security of the Company or any Subsidiary that is convertible into, or exercisable or exchangeable for Shares or equity securities, or that holds the right to acquire any Shares or equity securities of the Company or any Subsidiary or any other such Relevant Security, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. As used herein, the term “Person” means any foreign or domestic individual, corporation, trust, partnership, joint venture, limited liability company or other entity. Except as set forth in, or contemplated by, the Registration Statement and the General Disclosure Package, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares or any security convertible into Shares, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

(i)     The Securities have been duly and validly authorized and, when issued, delivered and paid for in accordance with this Agreement on the Closing Date or Option Closing Date, as the case may be, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any Person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of the Securities in the Offering. The Securities conform to the descriptions thereof contained in the Registration Statement and the General Disclosure Package. Except as disclosed in the Registration Statement and the General Disclosure Package, neither the Company nor any Subsidiary has outstanding any Relevant Securities.

(j)     Other than with respect to Energy Focus Acquisition, Inc., a Delaware corporation, that does not constitute a “significant subsidiary” as defined in Rule 1-01 of Regulation S-X, the descriptions of the ownership structure of the Company and its subsidiaries as set forth in Exhibit 21.1 to the Registration Statement (collectively, the “Subsidiaries”) are accurate and complete. All consents, approvals, authorizations or orders of, or registrations or filings with any governmental authority required for the performance by the Company of its obligations under this Agreement have been duly obtained, and none of such governmental authorizations has been withdrawn or revoked nor, to the Company’s knowledge, are there circumstances which may give rise to such governmental authorizations being withdrawn or revoked, or is subject to any condition precedent which has not been fulfilled or performed, except for such consents, approvals, authorizations, orders, registrations or filings, the failure of which to obtain or make, as the case may be, would not result in a Material Adverse Change.

(k)     Except for (i) the Subsidiaries and (ii) a subsidiary that does not constitute a “significant subsidiary” as defined in Rule 1-01 of Regulation S-X, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity other than investments in the ordinary course of business. Except as set forth in, or contemplated by, the Registration Statement and the General Disclosure Package, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). No director, officer or key employee of the Company named in the Prospectus holds any direct equity, debt or other pecuniary interest in any Subsidiary or any Person with whom the Company or any Subsidiary does business or is in privity of contract to the extent such business or contract is required to be disclosed or incorporated into the Prospectus under Item 404 of Regulation S-K and is not so disclosed or incorporated as required, other than, in each case, indirectly through the ownership by such individuals of Shares.

(l)     Each of the Company and the Subsidiaries has been duly incorporated, formed or organized, and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Change. Each of the Company and the Subsidiaries has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement and the General Disclosure Package, and to own, lease and operate its respective properties. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a Material Adverse Change.

(m)     Neither the Company nor any Subsidiary: (i) is in violation of its certificate or articles of incorporation or by-laws, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for any defaults or violations that would not have a Material Adverse Change.

(n)     The Company has full right, power and authority to execute and deliver this Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement. The Company has duly and validly authorized this Agreement and each of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o)     The execution, delivery, and performance of this Agreement by the Company and all other agreements, documents, certificates and instruments required to be delivered by the Company pursuant to this Agreement, and consummation by the Company of the transactions contemplated by this Agreement do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation or by-laws, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except in the case of subsections (i) and (iii) for any default, conflict or violation that would not have a Material Adverse Change.

(p)     Each of the Company and the Subsidiaries has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the General Disclosure Package, except for such Consents the failure of which to hold would not have a Material Adverse Change, and each such Consent is valid and in full force and effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent the failure of which to hold would reasonably be expected to have a Material Adverse Change. No such Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the General Disclosure Package.

(q)     Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic, except for any non-compliance the consequences of which would not have a Material Adverse Change.

(r)     No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of this Agreement or consummation of each of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except the registration under the Securities Act of the Securities, which has become effective, and such Consents as may be required under state securities or blue sky laws or the by-laws and rules of the OTCQB, where the Shares are currently quoted, and the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters.

(s)     Except as disclosed in the Registration Statement and the General Disclosure Package, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not reasonably be expected to have a Material Adverse Change.

(t)     The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement and the General Disclosure Package comply in all material respects with the requirements of the Securities Act, the Exchange Act and present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated Subsidiaries. Except as otherwise stated in the Registration Statement and the General Disclosure Package, said financial statements have been prepared in conformity with generally accepted accounting principles of the United States and applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year-end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement and the General Disclosure Package present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the General Disclosure Package.

(u)     There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the General Disclosure Package in accordance with Regulation S-X which have not been included as so required.

(v)     The statistical, industry-related and market-related data included in the Registration Statement and the General Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(w)     The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR system. The Shares are registered pursuant to Section 12(g) of the Exchange Act and the outstanding Shares are currently quoted on the OTCQB. The Shares have been approved for listing on the NASDAQ Capital Market (the “Exchange”). Except as disclosed in the Registration Statement and the General Disclosure Package, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act, nor has the Company received any notification that the Commission or OTCQB is contemplating terminating such registration or quotation. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing, and all other documents and registration statements heretofore filed by the Company with the Commission being hereinafter referred to as the “SEC Documents”). None of the SEC Documents, at the time they were filed with the Commission (except those SEC Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x)     The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its Subsidiaries, is made known to the principal executive officer and the principal financial officer.

(y)     Except as disclosed in the Registration Statement and the General Disclosure Package, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package or in the Prospectus, since January 1, 2012, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)     The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the NASDAQ Global Market and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the NASDAQ Global Market. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Board of Directors nor the audit committee has been informed, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa)     Neither the Company nor, to its knowledge, any of its Affiliates (as defined in Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of Regulation M under the Exchange Act.

(bb)     Neither the Company nor, to its knowledge, any of directors or officers has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Securities pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the General Disclosure Package, neither Company nor, to its knowledge, any of its directors or officers has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including, but not limited to, any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc)     To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s officers and directors immediately prior to the Offering and provided to the Representative as well as the biographies of such individuals in the Registration Statement is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect in any material respect.

(dd)     To the Company’s knowledge, no director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially and adversely affect his ability to be and act in his respective capacity for the Company.

(ee)     Except as set forth in, or contemplated by, the Registration Statement and the General Disclosure Package, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

(ff)     The Company is not and after giving effect to the application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended.

(gg)     To the Company’s knowledge, no relationship, direct or indirect, exists between or among any of the Company, on the one hand, and any director, officer or shareholder, of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement and the General Disclosure Package. The Company has not, in violation of the Sarb-Ox directly or indirectly, including through a Subsidiary (other than as permitted under the Sarb-Ox for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(hh)     The Company is in compliance with the applicable provisions of Sarb-Ox and the Rules and Regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self-regulatory entity or agency that are applicable to the Company, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations) meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s board of directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(ii)     Except as disclosed in the Registration Statement, the General Disclosure Package and that certain engagement letter entered into between the Company and Roth Capital Partners, LLC, which is superseded in its entirety by this Agreement (the “Engagement Letter”), there are no contracts, agreements or understandings between the Company and any Person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or Affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(jj)     The Company and each Subsidiary lease all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. Neither the Company nor the Subsidiaries own any real property. Any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim against the continued possession of any real property, whether held under lease or sublease by the Company or any Subsidiary.

(kk)     The Company and each Subsidiary: (i) owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement, the General Disclosure and Prospectus, except for such intellectual property, the failure of which to own or possess, as the case may be, would not result in a Material Adverse Change, and (ii) have no knowledge that the conduct of their respective businesses do or will materially conflict with, and they have not received any notice of any claim of conflict with, any such right of others. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(ll)     The agreements and documents described in the Registration Statement and the General Disclosure Package conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the General Disclosure Package or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) that is referred to in the Registration Statement or the General Disclosure Package or attached as an exhibit thereto has been duly and validly executed by the Company or such Subsidiary, as the case may be, is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company or such Subsidiary, as applicable, and none of the Company, such Subsidiary (as applicable) or, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder that would reasonably be expected to have a Material Adverse Change. To the Company’s knowledge, performance by the Company or such Subsidiary, as the case may be, of the provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, such Subsidiary or any of their assets or businesses, including, without limitation, those relating to environmental laws and regulations, expect for any such violation that would not reasonably be expected to have a Material Adverse Change.

(mm)     Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it except insofar as the failure to file such returns would not have a Material Adverse Changed has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign or, to the Company’s knowledge, threatened that could reasonably be expected to have a Material Adverse Change. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period except for any inadequacy that would not reasonably be expected to have a Material Adverse Change. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(nn)     No labor disturbance by the employees of the Company or any Subsidiary currently exists or, to the Company’s knowledge, is imminent.

(oo)     The Company and each Subsidiary have at all times operated their respective businesses (i) in compliance with all applicable federal, state, local and other foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Change.

(pp)     Except as set forth in the Registration Statement or the General Disclosure Package, neither the Company nor any Subsidiary is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any officer or director.

(qq)     For purposes hereof, “Benefit Plan” means any plan, contract or other arrangement, formal or informal, whether oral or written, providing any benefit to any present or former officer, director or employee, or dependent or beneficiary thereof, including any profit sharing, deferred compensation, share option, performance share, employee share purchase, severance, retirement, health, death or disability benefits or insurance plan. No employee of the Company and its Subsidiaries is owed any back wages or other compensation from the Company for services rendered except as set forth in the Registration Statement and the General Disclosure Package and the Company’s consolidated financial statements. Each of the Company and its Subsidiaries has complied with all applicable laws related to employment, the Benefit Plans and other employee benefits except for any non-compliance that would not reasonably be expected to have a Material Adverse Change. The execution of this Agreement, the Representative’s Warrants or consummation of the Offering does not constitute a triggering event under any Benefit Plan or any other employment contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company or any Subsidiary other than an event that is not material to the financial condition or business of the Company or any Subsidiary, either individually or taken as a whole.

(rr)     Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of their respective employees or agents, has at any time during the last five (5) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of applicable law, or (ii) made any payment to any federal or state governmental officer or official or other Person acting in an official capacity charged with similar public duties, other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof.

(ss)     Each of the Company and Subsidiaries, and to the knowledge of the Company, any of the respective officers, directors, supervisors, managers, agents or employees of each of the foregoing, has not violated, its participation in the offering will not violate, each of the following laws: (a) anti-bribery laws, including, but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, U.S. Currency and Foreign Transactions Reporting Act of 1970, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation representative of the United States to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt)     Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(uu)     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vv)     Except as may have been disclosed in the FINRA questionnaires provided to the Underwriters, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers or, directors, except as disclosed in the General Disclosure Package and in the Prospectus.

(ww)     None of the Company, Subsidiary or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York, Delaware, or United States federal law; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waive and will waive such right to the extent permitted by law.

(xx)     As used in this Agreement, references to matters being “material” with respect to the Company or its Subsidiaries shall mean a material event, change, condition, status or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of the Company or the applicable Subsidiaries, either individually or taken as a whole, as the context requires.

(yy)     As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers of the Company, with the assumption that such officers shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company).

(zz)     Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Pryor Cashman LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule A hereto as to the matters covered thereby.

3.     Offering. Upon authorization of the release of the Firm Securities by the Representative, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus. Each Underwriter agrees that it has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act.

4.     Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a)     The Registration Statement and any amendments thereto have been declared effective, and the Company will file the Prospectus pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

(b)     During the period beginning on the date hereof and ending on the later of the Closing Date (or Option Closing Date, if any) and the time when, in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the General Disclosure Package, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object within 36 hours of delivery thereof to the Underwriters and their counsel.

(c)     After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission with respect to the Registration Statement or the Offering, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Prospectus, the General Disclosure Package, or the Prospectus, or of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which they are listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) were received in a timely manner by the Commission (without reliance on Rule 424(b)(8)).

(d)     (i) During the Prospectus Delivery Period, the Company will comply with all applicable requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, and the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) so as to correct such statement or omission or effect such compliance.

(ii)     The Company will promptly deliver to the Underwriters and Underwriters’ Counsel, upon their request, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. The Company will promptly furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.

(e)     The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b)(1) of the Securities Act.

(f)     If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) prior to the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with the Rules and Regulations.

(g)     The Company will use its reasonable best efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(h)     The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(i)     (1)      The Company will deliver to the Representative the agreements of the individuals listed on Schedule B hereto (the “Lock-Up Parties”) substantially in the form attached hereto as Annex I, with the exceptions set forth therein previously agreed to by the Representative. The Company will take reasonable best efforts to enforce the terms of each lock-up agreement and issue stop-transfer instructions to the transfer agent for the Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable lock-up agreement.

(2)     The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 4(i)(2) shall not apply to (i) the shares of Common Stock to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof or (iii) the issuance by the Company of stock options or shares of capital stock of the Company under any equity compensation plan of the Company approved by the Board of Directors of the Company, including such plans as may be implemented by the Company after the date hereof.

Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 4(i)(2) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(j)     During the period of three (3) years from the Closing Date, to the extent such information is not available on EDGAR, the Company will make available to the Underwriters copies of all reports or other communications (financial or other) furnished to all security holders, and will deliver to the Underwriters as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.

(k)     Prior to the Closing Date, except to the extent required by law, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company and/or its Subsidiaries, their condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Securities (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Underwriters are notified), without the prior written consent of the Representative at least two Business Days prior to the date of dissemination.

(l)     The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus.

(m)     The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(n)     The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date (or Option Closing Date, if any), and to satisfy all conditions precedent to the delivery of the Securities.

(o)     The Company will not take, and will use its reasonable best efforts to cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities in violation of Regulation M under the Exchange Act.

(p)     The Company shall cause to be prepared and delivered to the Representative, at its expense, within one (1) Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the Prospectus at any future time, without charge to such recipients.

(q)     Until the one year anniversary of the Closing Date, the Company and its Subsidiaries will comply in all material respects with all applicable provisions of Sarb-Ox.

5.     Consideration; Payment of Expenses.

(a)     The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein (provided that any such adjustment shall not increase the amount or value of compensation hereunder and shall otherwise be reasonably acceptable to the Company) in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(b)     At Closing, the Company will reimburse Roth Capital Partners, LLC up to an aggregate of $125,000 for its reasonable, documented out-of-pocket expenses incurred in connection with the purchase and sale of the Securities.

(c)     Subject to Section 11(d), whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all of its costs and expenses incident to the performance of its obligations hereunder, including, but not limited to, the following:

(i)     all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus, General Disclosure Package and the Prospectus and any and all exhibits, amendments and supplements thereto and the mailing and delivering of a sufficient quantity of copies thereof to the Underwriters and dealers as the Representative may reasonably request;

(ii)     all fees and expenses in connection with the filing on the FINRA Public Offering System;

(iii)     all fees and expenses in connection with filing of the Registration Statement and Prospectus with the Commission;

(iv)     the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering;

(v)     all expenses in connection with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey undertaken by such counsel;

(vi)     all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities;

(vii)     any stock transfer taxes incurred in connection with this Agreement or the Offering;

(viii)     the cost of preparing stock certificates representing the Securities; and

(ix)     the cost and charges of any transfer agent or registrar for the Securities.

6.     Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Securities or Additional Securities, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (ii) the performance by the Company of its obligations hereunder, and (iii) each of the following additional conditions set forth below. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Securities or Additional Securities, as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(a)     The Registration Statement shall have become effective, the Prospectus shall have been filed with the Commission in the time required by the Rules and Regulations; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of any Preliminary Prospectus or the Prospectus shall have been issued; and no proceedings for the issuance of such an order shall have been initiated or, to the Company’s knowledge, threatened.

(b)     The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement or the General Disclosure Package, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)     The Representative shall have received the written opinion of Baker & Hostetler LLP, legal counsel for the Company, dated as of the Closing Date, addressed to the Representative of the Underwriters substantially in the form attached hereto as Annex II.

(d)     The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that: (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e)     On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from Plante as of the date of the date of delivery and addressed to the Underwriters and in form and substance satisfactory to the Representative and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(f)     Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or declaration of a national emergency or war by the United States and there shall not have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in the reasonable judgment of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Securities on the terms and in the manner contemplated by the Prospectus.

(g)     The Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I with the exceptions set forth therein previously agreed to by the Representative.

(h)     FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)     The Representative shall have received a certificate of the Company’s Secretary, dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(j)     No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)     The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative, thereby terminating this Agreement, at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7.     Indemnification.

(a)     The Company agrees to indemnify and hold harmless the Underwriters and each Person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation if such settlement is effected with the written consent of the Company) to which such party may become subject, under the Securities Act or otherwise ), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, and the roadshow designated by the Company for use in connection with the marketing of the offering of the Securities or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters Information, or (ii) the Underwriters’ failure to deliver a final prospectus or notice of registration in accordance with Rule 173 of the Securities Act.

(b)     Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information or (ii) the Underwriters’ failure to deliver a final prospectus or notice of registration in accordance with Rule 173 of the Securities Act. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 2.1(b) hereof.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in advance in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, based on an opinion of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action, or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

8.     Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, reasonable legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint.

9.     Underwriter Default.

(a)     If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Securities hereunder, and if the Firm Securities with respect to which such default relates (the “Default Securities”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Securities, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule A hereto bears to the aggregate number of Firm Securities set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make.

(b)     In the event that the aggregate number of Default Securities exceeds 10% of the number of Firm Securities, the Representative may in its discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein. In the event that within five calendar days after such a default the Representative does not arrange for the purchase of the Default Securities as provided in this Section 9, the Representative shall notify the Company, at which time the Company shall have the option to procure, within three calendar days of receiving such notice, another underwriter or underwriters reasonably acceptable to the Underwriters to purchase the Default Securities. If at the expiration of such three calendar day period the Company does not procure another underwriter or underwriters in accordance with the immediately preceding sentence, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except as provided in 11(d)) or the Underwriters, but subject to the survival provisions hereof.

(c)     In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities.

10.     Survival of Representations and Agreements. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Sections 7 and 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

11.     Effective Date of Agreement; Termination.

(a)     This Agreement shall become effective upon the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of Sections 5(c), 7, 8 and 11 through 16, inclusive, shall remain in full force and effect at all times after the execution hereof.

(b)     The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange, the NASDAQ Global Market or the NYSE MKT shall have been generally suspended or been made generally subject to material limitations, or minimum or maximum prices for trading shall have been generally fixed, or maximum ranges for prices for securities shall have been generally required, on the New York Stock Exchange, the NASDAQ Global Market or the NYSE MKT or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or trust preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have been publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (i), (ii), (iii) or (v) in the reasonable judgment of the Representative, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Securities on the terms and in the manner contemplated by the Prospectus.

(c)     Any notice of termination pursuant to this Section 11 shall be in writing.

(d)          If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, subject to the survival provisions hereof, this Agreement will terminate without liability on the part of the Company or the Underwriters, except that the Company will, subject to demand by the Representative, reimburse the Underwriters for those reasonable documented out-of-pocket expenses (including the reasonable fees and expenses of their counsel) actually incurred by the Underwriters in connection herewith and pre-approved to the extent required by Section 5(b) hereof. Notwithstanding the foregoing, in the case of a termination pursuant to Section 9(b) hereof, a defaulting underwriter shall not be entitled to any such reimbursement.

12.     Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)     if sent to the Representative, shall be mailed, delivered, or faxed and confirmed in writing, to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, Attention: General Counsel, with a copy to Underwriters’ Counsel at Pryor Cashman LLP, 7 Times Square, New York, New York 10036, Attention: M. Ali Panjwani, Esq.; and

(b)     if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement,

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

13.     Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal Representative, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters.

14.     Governing Law. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). Each of the Underwriters and the Company: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Underwriters and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Underwriters mailed by certified mail to the Underwriters’ address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the Underwriters, in any such suit, action or proceeding. THE COMPANY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

15.     Entire Agreement. This Agreement, together with the schedule and exhibits attached hereto and as the same may be amended from time to time in accordance with the terms hereof, supersedes the Engagement Letter and contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

16.     Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

17.     Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18.     Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19.     No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company's securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

21.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.     Time is of the Essence. Time shall be of the essence of this Agreement.

[Signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours, ENERGY FOCUS, INC. By: ________________________________
Name: Title:

Accepted by the Representative, acting for themselves and as

Representative of the Underwriters named on Schedule A attached hereto,

as of the date first written above:

ROTH CAPITAL PARTNERS, LLC

By: _______________________________________

       Name:

       Title:

SCHEDULE A

Underwriters

Underwriter	Number of Firm Securities

Roth Capital Partners, LLC	[•]
Northland Securities, Inc.	[•]
BTIG, LLC	[•]

Total	[•]

SCHEDULE B

Lock-Up Parties

James Tu

Eric W. Hilliard

Frank Lamanna

Theresa Matrisciano

Jennifer Cheng

Simon Cheng

John M. Davenport

J. James Finnerty

Jiangang Luo

Michael R. Ramelot

James Tu

Gina Huang

Bright Horizon Partners

William Cohen

5 Elements Energy Efficiencies (BVI) Ltd.

SCHEDULE C

Pricing Information

ANNEX I

Form of Lock-Up Agreement

______, 2014

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive
Newport Beach, CA 92660

Re:     Energy Focus, Inc.

Ladies and Gentlemen:

As an inducement to Roth Capital Partners, LLC, as representative of the underwriters (the “Representative”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) including common stock, par value $0.0001 per share (the “Shares”), of Energy Focus, Inc., a Delaware corporation (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent the Representative, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares other than as contemplated in the registration statement relating to the Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the date of the final prospectus used to sell Shares in the Offering pursuant to the Underwriting Agreement, provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, (1) the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (2) if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer Shares or securities convertible into or exchangeable or exercisable for any Shares to any person or Entity which controls, is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Shares or securities convertible into or exchangeable or exercisable for any Shares to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, in each case of transfer pursuant to clause (1) or (2), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party in any public report or filing with the Securities and Exchange Commission shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided, that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or the Representative informs the other that it does not intend to proceed with the Offering, (ii) the Registration Statement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the Offering is not completed by September 15, 2014.

The undersigned understands that the Representative is entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)